Exhibit (a)(1)(ii)

Letter of Transmittal to

Tender Shares of Common Stock of

AKCEA THERAPEUTICS, INC.

at $18.15 Net Per Share in Cash Pursuant to the Offer to Purchase dated September 14, 2020, by

Avalanche Merger Sub, Inc., a wholly owned subsidiary of

IONIS PHARMACEUTICALS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON FRIDAY, OCTOBER 9, 2020, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof.    See Instruction 2.

Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your shares, to:

If delivering by hand, express mail, courier,

or other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Pursuant to the offer of Avalanche Merger Sub, Inc. (“Purchaser”) to purchase all outstanding Shares of Akcea Therapeutics, Inc., the undersigned encloses herewith and surrenders the following certificate(s) representing Shares of Akcea Therapeutics, Inc.:

DESCRIPTION OF SHARES SURRENDERED

Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Shares Surrendered (attached additional list if necessary)
Certificated Shares**
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Surrendered**	Book Entry Shares Surrendered

Total Shares

*   Need not be completed by book-entry
stockholders.

**   Unless otherwise indicated, it will be assumed
that all shares of common stock represented
by certificates described above are being
surrendered hereby.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT THE INFORMATION AGENT, ALLIANCE ADVISORS, LLC AT (833) 934-2735.

You have received this Letter of Transmittal in connection with the offer of Avalanche Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Ionis Pharmaceuticals, Inc., a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Akcea Therapeutics, Inc., a Delaware corporation (“Akcea”), that Parent does not already own, at a price of $18.15 per Share, net to the seller in cash, without interest and subject to deduction for any required withholding taxes, as described in the Offer to Purchase, dated September 14, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and which, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, constitutes the “Offer”).

You should use this Letter of Transmittal to deliver to American Stock Transfer & Trust Company, LLC (the “Depository”) Shares represented by stock certificates, or held in book-entry form on the books of Akcea, for tender. If you are delivering your Shares by book-entry transfer to an account maintained by the Depository at The Depository Trust Company (“DTC”), you must use an Agent’s Message (as defined in Instruction 2 below). In this Letter of Transmittal, stockholders who deliver certificates representing their Shares are referred to as “Certificated Stockholders,” and stockholders who deliver their Shares through book-entry transfer are referred to as “Book-Entry Stockholders.”

If certificates for your Shares are not immediately available or you cannot deliver your certificates and all other required documents to the Depository prior to the Expiration Date or you cannot complete the book-entry transfer procedures prior to the Expiration Date, you may nevertheless tender your Shares according to the guaranteed delivery procedures set forth in Section 13 of the Offer to Purchase. See Instruction 2 below. Delivery of documents to DTC will not constitute delivery to the Depository.

☐

CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITORY WITH DTC AND COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering
Institution:

DTC Participant
Number:

Transaction Code
Number:

☐

CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITORY AND COMPLETE THE FOLLOWING (PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY):

Name(s) of Registered Owner(s):

Window Ticket Number (if any) or DTC Participant
Number:

Date of Execution of Notice of Guaranteed
Delivery:

Name of Institution which Guaranteed
Delivery:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Avalanche Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Ionis Pharmaceuticals, Inc., a Delaware corporation (“Parent”), the above-described shares of common stock, par value $0.001 per share (the “Shares”), of Akcea Therapeutics, Inc., a Delaware corporation (“Akcea”), at a price of $18.15 per Share, net to the seller in cash, without interest and subject to deduction of any required withholding taxes, on the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (as it may be amended or supplemented from time to time, this “Letter of Transmittal” and, together with the Offer to Purchase, as it may be amended or supplemented from time to time, constitutes the “Offer”). The Offer is being made pursuant to the Agreement and Plan of Merger, dated August 30, 2020 (as amended from time to time, the “Merger Agreement”), among Akcea, Parent and Purchaser. The Merger Agreement provides, among other things, that as soon as practicable following acceptance of Shares pursuant to the Offer, Purchaser will merge with and into Akcea, with Akcea being the surviving corporation. The undersigned understands that Purchaser reserves the right to transfer or assign, from time to time, in whole or in part, to one or more of its affiliates, the right to purchase the Shares tendered herewith.

On the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), subject to, and effective upon, acceptance for payment and payment for the Shares validly tendered herewith, and not properly withdrawn, prior to the Expiration Date in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser, all right, title and interest in and to all of the Shares being tendered hereby. In addition, the undersigned hereby irrevocably appoints American Stock Transfer & Trust Company, LLC (the “Depository”) the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares with full power of substitution (such proxies and power of attorney being deemed to be an irrevocable power coupled with an interest in the tendered shares) to the full extent of such stockholder’s rights with respect to such Shares (a) to deliver certificates representing Shares (the “Share Certificates”) or transfer of ownership of such Shares on the account books maintained by DTC, together, in either such case, with all accompanying evidence of transfer and authenticity, to or upon the order of Purchaser, (b) to present such Shares for transfer on the books of Akcea, and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of such stockholder’s rights with respect to the Shares tendered hereby which have been accepted for payment. The designees of Purchaser will, with respect to the Shares for which the appointment is effective, be empowered to exercise all voting and any other rights of such stockholder, as they, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of Akcea’s stockholders, by written consent in lieu of any such meeting or otherwise. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Shares. Such appointment is effective when, and only to the extent that, Purchaser accepts the Shares tendered with this Letter of Transmittal for payment pursuant to the Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent and other rights, to the extent permitted under applicable law, with respect to such Shares, including voting at any meeting of stockholders or executing a written consent concerning any matter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and, when the same are accepted for payment by Purchaser,

Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Shares, or the Share Certificate(s) have been endorsed to the undersigned in blank, or the undersigned is a participant in DTC whose name appears on a security position listing as the owner of the Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depository or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

It is understood that the undersigned will not receive payment for the Shares unless and until the Shares are accepted for payment and until the Share Certificate(s) owned by the undersigned are received by the Depository at the address set forth above, together with such additional documents as the Depository may require, or, in the case of Shares held in book-entry form, ownership of Shares is validly transferred on the account books maintained by DTC, and until the same are processed for payment by the Depository.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THE SHARES, THE SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS (INCLUDING DELIVERY THROUGH DTC) IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF SUCH SHARES, SHARE CERTIFICATE(S) AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE DEPOSITORY HAS ACTUALLY RECEIVED THE SHARES OR SHARE CERTIFICATE(S) (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION (AS DEFINED BELOW)). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. DELIVERY WILL BE DEEMED EFFECTIVE AND RISK OF LOSS AND TITLE WILL PASS FROM THE OWNER ONLY WHEN RECEIVED BY THE EXCHANGE AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the acceptance for payment by Purchaser of Shares tendered pursuant to one of the procedures described in Section 13 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the purchase price in the name(s) of, and/or return any Share Certificates representing Shares not tendered or accepted for payment to, the registered owner(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price and/or return any Share Certificates representing Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered owner(s) appearing under “Description of Shares Tendered.” In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the purchase price and/or issue any Share Certificates representing Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name of, and deliver such check and/or return such Share Certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Unless otherwise indicated herein in the box titled “Special Payment Instructions,” please credit any Shares tendered hereby or by an Agent’s Message and delivered by book-entry transfer, but which are not purchased, by crediting the account at DTC designated above. The undersigned recognizes that Purchaser has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered owner thereof if Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5 and 7)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price in consideration of Shares accepted for payment are to be issued in the name of someone other than the undersigned or if Shares tendered by book-entry transfer which are not accepted for payment are to be returned by credit to an account maintained at DTC other than that designated above.

Issue:  ☐  Check and/or   ☐  Share
Certificates to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security Number)

☐ Credit Shares tendered by book-entry transfer that are not accepted for payment to the DTC account set forth below.

(DTC Account Number)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5 and 7)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled “Description of Shares Tendered” above.

Deliver:  ☐  Check(s) and/or  ☐  Share Certificates to:

Name:
(Please Print)

Address:

(Include Zip Code)

IMPORTANT—SIGN HERE

(U.S. Holders Please Also Complete the Enclosed IRS Form W-9)

(Non-U.S. Holders Please Obtain and Complete IRS Form W-8BEN or Other Applicable IRS Form W-8)

(Signature(s) of Stockholder(s))

Dated:                                       , 2020

(Must be signed by registered owner(s) exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5. For information concerning signature guarantees, see Instruction 1.)

Name(s):
(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Email Address:

Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S) (For use by Eligible Institutions only; see Instructions 1 and 5)

Name of Firm:

(Include Zip Code)

Authorized Signature:

Name:

(Please Type or Print)

Area Code and Telephone Number:

Dated:	, 20

Place medallion guarantee in space below:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered owner(s) (which term, for purposes of this document, includes any participant in any of DTC’s systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered herewith and such registered owner has not completed the box titled “Special Payment Instructions” or the box titled “Special Delivery Instructions” on this Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations. This Letter of Transmittal is to be completed by stockholders if Share Certificates are to be forwarded herewith. If tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in Section 13 of the Offer to Purchase, an Agent’s Message must be utilized. A manually executed facsimile of this document may be used in lieu of the original. Share Certificates representing all physically tendered Shares, or confirmation of any book-entry transfer into the Depository’s account at DTC of Shares tendered by book-entry transfer (“Book Entry Confirmation”), as well as this Letter of Transmittal properly completed and duly executed with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other documents required by this Letter of Transmittal, must be received by the Depository at its address set forth herein prior to the Expiration Date (as defined in Section 11 of the Offer to Purchase). Please do not send your Share Certificates directly to Purchaser, Parent, or Akcea.

Stockholders whose Share Certificates are not immediately available or who cannot deliver all other required documents to the Depository prior to the Expiration Date or who cannot complete the procedures for book-entry transfer prior to the Expiration Date may nevertheless tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 13 of the Offer to Purchase. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Purchaser must be received by the Depository prior to the Expiration Date, and (c) Share Certificates representing all tendered Shares, in proper form for transfer (or a Book Entry Confirmation with respect to such Shares), this Letter of Transmittal (or facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and all other documents required by this Letter of Transmittal, if any, must be received by the Depository within two Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery.

A properly completed and duly executed Letter of Transmittal (or facsimile thereof) must accompany each such delivery of Share Certificates to the Depository.

The term “Agent’s Message” means a message, transmitted through electronic means by DTC to, and received by, the Depository and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that Purchaser may enforce such agreement against the participant. The term “Agent’s Message” also includes any hard copy printout evidencing such message generated by a computer terminal maintained at the Depository’s office.

THE METHOD OF DELIVERY OF THE SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND RISK OF LOSS OF THE SHARE CERTIFICATES SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITORY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for payment.

All questions as to validity, form and eligibility (including time of receipt) of the surrender of any Share Certificate hereunder, including questions as to the proper completion or execution of any Letter of Transmittal, Notice of Guaranteed Delivery or other required documents and as to the proper form for transfer of any certificate of Shares, will be determined by Purchaser in its sole and absolute discretion (which may delegate power in whole or in part to the Depository) which determination will be final and binding. Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of or payment for which may be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in the surrender of any Shares or Share Certificate(s) whether or not similar defects or irregularities are waived in the case of any other stockholder. A surrender will not be deemed to have been validly made until all defects and irregularities have been cured or waived. Purchaser and the Depository shall make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Depository.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.

4. Partial Tenders (Applicable to Certificated Stockholders Only). If fewer than all the Shares evidenced by any Share Certificate delivered to the Depository are to be tendered, fill in the number of Shares which are to be tendered in the column titled “Number of Shares Tendered” in the box titled “Description of Shares Tendered.” In such cases, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) but not tendered will be sent to the registered owner, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by Share Certificates delivered to the Depository will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificate(s) without alteration or any other change whatsoever.

If any Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimiles thereof) as there are different registrations of such Shares.

If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority so to act must be submitted.

If this Letter of Transmittal is signed by the registered owner(s) of the Shares listed and transmitted hereby, no endorsements of Share Certificates or separate stock powers are required unless payment is to be made to, or Share Certificates representing Shares not tendered or accepted for payment are to be issued in the name of, a person other than the registered owner(s), in which case the Share Certificates representing the Shares tendered by this Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered owner(s) or holder(s) appear(s) on the Share Certificates. Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Share(s) listed, the Share Certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear(s) on the Share Certificate(s). Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

6. Transfer Taxes. Akcea will pay any transfer, documentary, sales, use, stamp, registration and other similar taxes and fees imposed on Akcea with respect to the transfer of Shares pursuant to the Offer or the Merger, as applicable. For the avoidance of doubt, such taxes do not include United States federal income or backup withholding taxes. If, however, payment of the purchase price is to be made to any person other than the registered owner(s), or if tendered Share Certificates are registered in the name of any person other than the person signing this Letter of Transmittal, it shall be a condition of payment that the person requesting such payment shall have paid all transfer and other similar taxes required by reason of the payment of the purchase price to a person other than the registered holder of the Shares tendered, or shall have established to the satisfaction of Parent that such transfer or other taxes either have been paid or are not applicable.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Share Certificates listed in this Letter of Transmittal.

7. Special Payment and Delivery Instructions. If a check for the purchase price is to be issued, and/or Share Certificates representing Shares not tendered or accepted for payment are to be issued or returned to, a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box titled “Description of Shares Tendered” above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders delivering Shares tendered hereby or by Agent’s Message by book-entry transfer may request that Shares not purchased be credited to an account maintained at DTC as such stockholder may designate in the box titled “Special Payment Instructions” herein. If no such instructions are given, all such Shares not purchased will be returned by crediting the same account at DTC as the account from which such Shares were delivered.

8. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below or to your broker, dealer, commercial bank or trust company. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at Purchaser’s expense.

9. Backup Withholding. In order to eliminate the Depository’s obligation to withhold a portion of the amount of any payments under U.S. federal backup withholding tax rules, each tendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Depository with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the attached Internal Revenue Service (“IRS”) Form W-9.

Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are exempt from these backup withholding and reporting requirements. Exempt stockholders or payees that are United States persons should furnish their TIN, check the appropriate box on the IRS Form W-9 and sign, date and return the IRS Form W-9 to the Depository in order to avoid backup withholding. A tendering stockholder who is not a United States person should complete, sign, and submit to the Depository the appropriate IRS Form W-8, or otherwise establish an exemption from backup withholding. An IRS Form W-8BEN may be obtained from the Depository or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. Failure to complete the IRS Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depository to withhold a portion of the amount of any payments made of the Offer Price or the Merger Consideration pursuant to the Offer or Merger, as applicable, and such stockholder or payee may be subject to a penalty imposed by the IRS. See the enclosed IRS Form W-9 and the instructions thereto for additional information.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is timely furnished to the IRS.

NOTE: FAILURE TO COMPLETE AND RETURN THE IRS FORM W-9 OR AN APPROPRIATE IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW.

10. Withholding with Respect to Payments Treated as Dividends. To the extent that the payment of any consideration pursuant to the Offer or the Merger to a person other than a United States person is treated as the payment of a dividend for U.S. federal income tax purposes, as described in Section 15 of the Offer to Purchase, the Depository may be required to withhold a portion of such consideration. The Depository may deduct and withhold from any consideration payable pursuant to the Offer or the Merger unless such stockholder (i) certifies in this Letter of Transmittal, as provided below, that such stockholder’s receipt of cash in exchange for its Shares pursuant to the Offer or the Merger is not a distribution of property to which Section 301 of the Internal Revenue Code of 1986, as amended, applies, or (ii) timely delivers to the Depository a properly completed and executed appropriate IRS Form W-8 evidencing that such withholding is not required or that such withholding may be done at a reduced rate under an applicable income tax treaty. Under certain circumstances, such stockholder may be eligible to obtain a refund of all or a portion of any U.S. federal income tax so withheld. Stockholders that are not United States persons are encouraged to consult their tax advisors to determine the particular tax consequences to them of the Offer or the Merger. See the Offer to Purchase for additional information regarding the treatment of such consideration as a dividend for U.S. federal income tax purposes. Each stockholder that is not a United States person should consult its tax advisor with any questions regarding which IRS Form W-8 is appropriate or how to fill out the form.

11. Lost, Destroyed, Mutilated or Stolen Share Certificates. If any Share Certificate has been lost, destroyed, mutilated or stolen, the stockholder should promptly notify Akcea’s stock transfer agent, American Stock Transfer & Trust Company, LLC at (800) 937-5449. The stockholder will then be instructed as to the steps that must be taken in order to replace the Share Certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen Share Certificates have been followed.

12. Waiver of Conditions. Subject to the terms and conditions of the Merger Agreement (as defined in the Offer to Purchase) and the applicable rules and regulations of the Securities and Exchange Commission, the conditions of the Offer may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY EXECUTED FACSIMILE COPY THEREOF) OR AN AGENT’S MESSAGE, TOGETHER WITH SHARE CERTIFICATE(S) OR BOOK-ENTRY CONFIRMATION OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITORY PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a stockholder that is a non-exempt United States person (for U.S. federal income tax purposes) whose tendered Shares are accepted for payment, or whose Shares are converted in the Merger, is required by law to provide the Depository (as payer) with such stockholder’s correct TIN and to make certain certifications under penalty in IRS Form W-9 below. If such stockholder is an individual, the TIN is such stockholder’s social security number. If the Depository is not provided with the correct TIN, or the required certifications are not provided, the stockholder may be subject to penalties imposed by the IRS and payments that are made to such stockholder with respect to Shares purchased pursuant to the Offer, or converted in the Merger, may be subject to backup withholding.

If backup withholding applies, the Depository is required to withhold 24% of any payments of the purchase price made to the stockholder. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is timely furnished to the IRS.

IRS Form W-9

To prevent backup withholding on payments that are made to a United States person with respect to Shares purchased pursuant to the Offer or converted in the Merger, as applicable, the stockholder is required to notify the Depository of such stockholder’s correct TIN by completing IRS Form W-9 certifying, under penalties of perjury, (i) that the TIN provided on IRS Form W-9 is correct (or that such stockholder is awaiting a TIN), (ii) that such stockholder is not subject to backup withholding because (a) such stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding or (c) such stockholder is exempt from backup withholding, and (iii) that such stockholder is a U.S. person.

What Number to Give the Depository

Each stockholder that is a United States person is generally required to give the Depository its social security number or employer identification number. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space for TIN, and sign and date the IRS Form W-9. Notwithstanding that “Applied For” is written in the space for TIN, the Depository will withhold 24% of all payments of the purchase price to such stockholder. Such amounts will be refunded to such surrendering stockholder if a TIN is provided to the Depository within 60 days. We note that your IRS Form W-9, including your TIN, may be transferred from the Depository to the Paying Agent, in certain circumstances.

IRS Form W-8

To prevent backup withholding on payments that are made to a stockholder that is not a United States person with respect to Shares purchased pursuant to the Offer or converted in the Merger, as applicable, the stockholder should complete, sign, and submit to the Depository the appropriate IRS Form W-8 or otherwise establish an exemption from backup withholding. An IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate IRS Form W-8 may be obtained from the Depository or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov.

Please consult your accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Depository.

Withholding with Respect to Payments Treated as Dividends

To the extent that the payment of any consideration pursuant to the Offer or the Merger to a person other than a United States person is treated as the payment of a dividend for U.S. federal income tax purposes, as described in Section 15 of the Offer to Purchase, the Depository may be required to withhold a portion of such consideration. The Depository may deduct and withhold from any consideration payable pursuant to the Offer or the Merger unless such stockholder (i) certifies in this Letter of Transmittal, as provided below, that such stockholder’s receipt of cash in exchange for its Shares pursuant to the Offer or the Merger is not a distribution of property to which Section 301 of the Internal Revenue Code of 1986, as amended, applies, or (ii) timely delivers to the Depository a properly completed and executed an appropriate IRS Form W-8 evidencing that such withholding is not required or that such withholding may be done at a reduced rate under an applicable income tax treaty. Under certain circumstances, such stockholder may be eligible to obtain a refund of all or a portion of any U.S. federal income tax so withheld. Stockholders that are not United States persons are encouraged to consult their tax advisors to determine the particular tax consequences to them of the Offer or the Merger. See the Offer to Purchase for additional information regarding the treatment of such consideration as a dividend for U.S. federal income tax purposes.

Each stockholder that is not a United States person should consult its tax advisor with any questions regarding which IRS Form W-8 is appropriate or how to fill out the form.

Form W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification ▶ Go to www.irs.gov/FormW9 for instructions and the latest information.	Give Form to the requester. Do not send to the IRS.

Print or type. See Specific Instructions on page 3.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
	3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.								4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
	☐ Individual/sole proprietor or single-member LLC	☐ C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate	Exempt payee code (if any)

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership)  ▶

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions)  ▶

Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.)
	5 Address (number, street, and apt. or suite no.) See instructions.						Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter.

Social security number

	-	-
or
Employer identification number

-

Part II	Certification

Under penalties of perjury, I certify that:

1.  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.  I am a U.S. citizen or other U.S. person (defined below); and

4.  The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

•	Form 1099-INT (interest earned or paid)

•	Form 1099-DIV (dividends, including those from stocks or mutual funds)

•	Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

•  Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

•	Form 1099-S (proceeds from real estate transactions)

•	Form 1099-K (merchant card and third party network transactions)

•  Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

•	Form 1099-C (canceled debt)

•	Form 1099-A (acquisition or abandonment of secured property)

Cat. No. 10231X 15	Form W-9 (Rev. 10-2018)

Form W-9 (Rev. 10-2018)	Page 2

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien;

•  A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•	An estate (other than a foreign estate); or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

•  In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

•  In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

•  In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

16

Form W-9 (Rev. 10-2018)	Page 3

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .

● Corporation	Corporation

● Individual ● Sole proprietorship, or ● Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC

● LLC treated as a partnership for U.S. federal tax purposes,

● LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or

● LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.

Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)

● Partnership	Partnership

● Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

•  Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•  Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•  Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

•  Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1 — An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2 — The United States or any of its agencies or instrumentalities

3 — A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4 — A foreign government or any of its political subdivisions, agencies, or instrumentalities

5 — A corporation

6 — A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7 — A futures commission merchant registered with the Commodity Futures Trading Commission

8 — A real estate investment trust

9 — An entity registered at all times during the tax year under the Investment Company Act of 1940

10 — A common trust fund operated by a bank under section 584(a)

11 — A financial institution

12 — A middleman known in the investment community as a nominee or custodian

13 — A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .

Interest and dividend payments	All exempt payees except for 7

Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 4

Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]

Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A — An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B — The United States or any of its agencies or instrumentalities

C — A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D — A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E — A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F — A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G — A real estate investment trust

H — A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I — A common trust fund as defined in section 584(a)

J — A bank as defined in section 581

K — A broker

L — A trust exempt from tax under section 664 or described in section 4947(a)(1)

M — A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification

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Form W-9 (Rev. 10-2018)	Page 4

Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual

2.	Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]

3.	Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account

4.	Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]

5.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

6.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]

7.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:		Give name and EIN of:
8.	Disregarded entity not owned by an individual	The owner

9.	A valid trust, estate, or pension trust	Legal entity[4]

10.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

11.	Association, club, religious, charitable, educational, or other tax- exempt organization	The organization

12.	Partnership or multi-member LLC	The partnership

13.	A broker or registered nominee	The broker or nominee

14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

15.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

*Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

18

Form W-9 (Rev. 10-2018)	Page 5

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

19

YOU MAY COMPLETE THE FOLLOWING CERTIFICATE IN LIEU OF

COMPLETING IRS FORM W-9 IF YOU HAVE APPLIED FOR OR INTEND TO

APPLY FOR A TIN

PAYER’S NAME: American Stock Transfer & Trust Company, LLC

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld, but any such withheld amount will be refunded to me if I provide a certified taxpayer identification number within 60 days.

Signature	Date

NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER OR THE MERGER AND THE IMPOSITION OF PENALTIES BY THE IRS. PLEASE REVIEW THE ENCLOSED INSTRUCTIONS TO IRS FORM W-9 FOR ADDITIONAL DETAILS.

CERTIFICATION REGARDING TAX TREATMENT

Purpose of this Certification

This Certification relates to the U.S. federal income tax treatment of the acquisition by Avalanche Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Ionis Pharmaceuticals, Inc., a Delaware corporation (“Parent”), of shares of common stock (collectively, the “Shares”), par value $0.001 per share, of Akcea Therapeutics, Inc., a Delaware corporation (“Akcea”), at a price of $18.15 per Share, net to the seller in cash (the “Cash Consideration”), without interest and less any applicable withholding taxes, on the terms and subject to the conditions set forth in the Offer to Purchase. An Akcea stockholder who completes this Certification is certifying whether the Cash Consideration should be treated as a payment in exchange for Akcea common stock or as a distribution to which Section 301 of the Internal Revenue Code of 1986, as amended (the “Code”), applies. Capitalized terms used in this Certification and not otherwise defined herein have the meaning ascribed to such terms in the Offer to Purchase.

Completing and Submitting this Certification

Any Akcea stockholder entitled to Cash Consideration (“Owner”) should complete this Certification. Owners must complete and submit this Certification with the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal.

See the accompanying instructions for further information. Owners should consult their tax advisors regarding any questions about completing this Certification and the consequences of selecting Certification A or Certification B below.

SELECT CERTIFICATION A OR CERTIFICATION B BELOW (CHECK APPLICABLE BOX)

☐	Certification A: Payment in Exchange for Akcea Common Stock

CHECK APPLICABLE BOX:

☐    Certification A1: Owner’s Cash Consideration should be treated for U.S. federal income tax purposes as a payment in exchange for Owner’s Shares because Owner (i) will not be a beneficial owner of Parent stock immediately prior to the Effective Time, (ii) will not acquire Parent stock in connection with the Offer and the Merger and (iii) will not be deemed to own Parent stock through attribution from another person (or as a result of owning options) immediately prior to, immediately following, or at, the Effective Time of the Offer or the Merger.

☐    Certification A2: Owner’s Cash Consideration should be treated for U.S. federal income tax purposes as a payment in exchange for Owner’s Shares, rather than as a distribution to which Section 301 of the Code applies, because either (1) such payment will be substantially disproportionate with respect to such Owner, or (2) Owner’s proportionate interest in the Akcea common stock will be meaningfully reduced as a result of the payment (taking into account its direct and constructive ownership in Akcea common stock, including as a result of its actual or constructive ownership of Parent stock), as reflected in the following calculations (fill in required information). (Note that this Certification A2 only potentially applies to an Owner that will actually or constructively be treated as owning Parent stock immediately prior to, at, or immediately following, the Effective Time of the Offer or the Merger.)

Prior Interest:

At or immediately prior to the Effective Time, Owner will own             (U) shares of Parent common stock (taking into account shares owned directly by Owner and shares Owner is deemed to own pursuant to attribution rules under Sections 304 and 318 of the Code (including as a result of owning options)). Immediately prior to the Effective Time, Parent will own 77,094,682 shares of Akcea common stock. Parent will have approximately 139,761,136 (Z) shares of common stock outstanding immediately prior to the Effective Time. Accordingly, for purposes of Sections 304 and 318 of the Code, Owner will be deemed to own              (V) Shares of Akcea common stock by attribution as a result of Owner’s ownership of Parent common stock (where V=U/Z*77,094,682).

Immediately prior to the Effective Time, Owner will own             (W) Shares of Akcea common stock (taking into account Shares owned directly by Owner and Shares Owner is deemed to own pursuant to attribution rules under Sections 304 and 318 of the Code (including as a result of owning options), other than the (V) shares deemed owned by attribution as a result of Owner’s ownership of Parent common stock).

Accordingly, immediately prior to the Effective Time, Owner will own approximately              ((V+W)/X*100) percent of the outstanding Akcea common stock.

Subsequent Interest:	Owner’s percentage ownership of Akcea common stock following the Offer and Merger is equal to its percentage ownership of Parent for purposes of this calculation. Immediately following the Effective Time, Owner will own (Y) shares of Parent common stock (taking into account (i) shares Owner acquires or sells in connection with the Offer and the Merger and (ii) shares Owner is deemed to own under attribution rules under Sections 304 and 318 of the Code (including as a result of owning options)), which is approximately (Y/Z*100) percent of the outstanding Parent common stock.

The following key can be used in completing the calculations above:

U = shares of Parent common stock Owner will own at or immediately prior to the Effective Time (taking into account shares owned directly by Owner and shares Owner is deemed to own under Sections 304 and 318 of the Code (including as a result of owning options)

V = U/Z * 77,094,682

W = shares of Akcea common stock Owner will own immediately prior to the Effective Time (taking into account shares owned directly by Owner and shares Owner is deemed to own under Sections 304 and 318 of the Code (including as a result of owning options), other than (V) shares deemed owned by attribution as a result of Owner’s ownership of Parent common stock))

X = 101,759,772 (approximate shares of Akcea common stock that will be outstanding immediately prior to the Effective Time)

Y = shares of Parent common stock that Owner will own immediately following the Effective Time (taking into account (i) shares Owner acquires or sells in connection with the Offer and the Merger and (ii) shares Owner is deemed to own under attribution rules under Sections 304 and 318 of the Code (including as a result of owning options))

Z = 139,761,136 (approximate shares of Parent common stock that will be outstanding immediately prior to and immediately following the Effective Time)

See the accompanying instructions for rules regarding the determination of which shares an Owner is deemed to own. Percentages should be rounded to an appropriate number of decimal places to indicate Subsequent Interest is smaller than Prior Interest.

☐	Certification B: Distribution to which Section 301 of the Code Applies (in lieu of Certification A above)

Owner’s Cash Consideration should be treated for U.S. federal income tax purposes as a distribution to which Section 301 of the Code applies. Note that this Certification B only potentially applies to an Owner that actually or constructively is treated as owning Parent stock immediately prior to, at, or immediately following, the Effective Time of the Offer or the Merger, and that is unable to make Certification A1 or A2, above.

Under penalties of perjury, I declare that I have examined the information in this Certification and, to the best of my knowledge and belief, it is true, correct and complete. I further certify under penalties of perjury that I am the Owner (or authorized to sign for the Owner) of the Cash Consideration to which this Certification relates and was the Owner (or am authorized to sign for the Owner) of the Akcea common stock to whom payment of such Cash Consideration was (or is to be) made.

Owner’s Name

Signature of owner or person authorized to sign for Owner	Date (mm/dd/yyyy)	Capacity in which signing

INSTRUCTIONS FOR COMPLETING CERTIFICATION

REGARDING TAX TREATMENT

These instructions and the accompanying certification (“Certification”) concern the U.S. federal income tax treatment of the of the acquisition by Avalanche Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Ionis Pharmaceuticals, Inc., a Delaware corporation (“Parent”), of shares of common stock (collectively, the “Shares”), par value $0.001 per share, of Akcea Therapeutics, Inc., a Delaware corporation (“Akcea”), at a price of $18.15 per Share, net to the seller in cash (the “Cash Consideration”), without interest and less any applicable withholding taxes, on the terms and subject to the conditions set forth in the Offer to Purchase.

An Akcea stockholder who completes this Certification is certifying whether the Cash Consideration should be treated as a payment in exchange for Akcea common stock or as a distribution to which Section 301 of the Internal Revenue Code of 1986, as amended (the “Code”), applies. Capitalized terms used in this Certification and not otherwise defined herein have the meaning ascribed to such terms in the Offer to Purchase.

Any Akcea stockholder entitled to Cash Consideration (“Owner”) should complete this Certification. Owners must complete and submit this Certification with the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal.

The information reporting consequences and the amount, if any, of tax required to be withheld for U.S. federal income tax purposes will be based on the information provided in the Certification. If the Certification is not received by the specified deadline, your Cash Consideration generally will be treated in accordance with the default rules described below. Cash Consideration payable to a Non-U.S. Holder who fails to timely submit a properly completed Certification generally will be subject to withholding tax.

U.S. Federal Income Tax Consequences

As described in the Offer to Purchase, while Owners who do not own shares of Parent common stock, directly or indirectly, will generally recognize taxable gain or loss equal to the difference between (1) such Owner’s adjusted tax basis in the Shares surrendered in the exchange, and (2) the amount of cash received by such Owner in the Offer and/or the Merger, Section 304 of the Code is expected to apply to the Offer and the Merger because Parent currently owns more than 50 percent of the Akcea common stock. Parent and Akcea intend to take the position for information reporting and withholding purposes that Section 304 of the Code applies to the Offer and the Merger. Accordingly, your Cash Consideration may be treated either as a payment in exchange for Akcea common stock for U.S. federal income tax purposes (if you do not own any Parent common stock, directly, indirectly, or constructively, or if you do and certain tests under Sections 302 and 304 of the Code are met), or as a distribution to which Section 301 of the Code applies (if you do own Parent common stock and certain tests under Sections 302 and 304 of the Code are not met).

A distribution to which Section 301 of the Code applies will be treated as a dividend to the extent of Parent’s and Akcea’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to Non-U.S. Holders generally are subject to withholding tax at a rate of 30 percent (or such lower rate as may be provided under an applicable income tax treaty). Non-U.S. Holders should read the section entitled “Procedures Applicable to Non-U.S. Holders” below.

For further discussion of the U.S. federal income tax consequences of the Offer and the Merger, please see the section entitled “Certain U.S. Federal Income Tax Consequences of the Offer and the Merger” in the Offer to Purchase. Because individual circumstances may differ, you should consult your tax advisor regarding the specific tax consequences of the Offer and the Merger to you in light of your particular circumstances, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Completing the Certification

Please complete and submit the Certification to indicate how your Cash Consideration should be treated for U.S. federal income tax purposes. Check the appropriate box to indicate if your Cash Consideration should be treated (a) as a payment in exchange for Akcea common stock because either (1) you (i) will not be a beneficial owner of Parent stock immediately prior to the Effective Time, (ii) will not acquire Parent stock in connection with the Offer and the Merger and (iii) will not be deemed to own Parent stock through attribution from another person (or as a result of owning options) immediately prior to, during, or immediately following, the Offer and the Merger (Certification A1), or (2) (i) such payment will be substantially disproportionate with respect to you, or (ii) your proportionate interest in Akcea will be meaningfully reduced as a result of the payment (Certification A2) or (b) as a distribution to which Section 301 of the Code applies (Certification B). If you select Certification A, please fill in the information regarding your “Prior Interest” in Akcea (including any deemed Prior Interest in Akcea resulting from a prior interest in Parent) and your “Subsequent Interest” in Parent, unless you are eligible to check the box under Certification A1 and do so.

If you select Certification A2 and fill in information regarding your Prior Interest and your Subsequent Interest, please note that Parent will (i) review the reduction in proportionate interest reflected in the Certification, (ii) reach an independent judgment as to whether (A) such payment was substantially disproportionate with respect to you, or (B) your proportionate interest in Parent was meaningfully reduced, and (iii) only treat your Cash Consideration as a payment in exchange for Akcea common stock if Parent agrees that such payment was substantially disproportionate with respect to you or your proportionate interest in Parent was meaningfully reduced.

The information contained in these instructions is intended to assist you in completing the Certification but is not tax advice. Parent’s determination (including the application of the default tax treatment if you fail to respond by the specified deadline or submit an incomplete or incorrect Certification) is required to satisfy U.S. federal income tax information reporting and withholding obligations, but is not binding on you for all tax purposes. You should consult your tax advisor regarding the appropriate U.S. federal income tax treatment of your Cash Consideration in light of your particular circumstances, including whether it may be appropriate to take a contrary position on your U.S. federal income tax return and your potential eligibility for a refund of taxes withheld (if any) if you fail to respond by the specified deadline, submit an incomplete or incorrect Certification or otherwise disagree with the determination.

Default Tax Treatment if Your Certification Is Not Timely Received, Is Incomplete or Is Completed Improperly

If your Certification is not timely received by the Depository, or your Certification is incomplete or is completed improperly, Parent and the Depository will generally treat the payment of your Cash Consideration as a distribution to which Section 301 of the Code applies.

Certification A: Payment in Exchange for Akcea Common Stock

By selecting Certification A1 or A2, you are certifying that your Cash Consideration should be treated as a payment in exchange for Akcea common stock, rather than as a distribution to which Section 301 of the Code applies, because either (1) you (i) will not be a beneficial owner of Parent stock immediately prior to the Effective Time, (ii) will not acquire Parent stock prior to, at, or immediately after the Effective Time of the Offer and the Merger and (iii) will not be deemed to own Parent stock through attribution from another person (or as a result of owning options) immediately prior to, during, or immediately following, the Offer and the Merger, or (2) you will actually or constructively own Parent stock prior to, at, or immediately after, the Effective Time of the Offer and the Merger, and either (i) the payment of Cash Consideration will be substantially disproportionate with respect to you, or (ii) your proportionate interest in Akcea will be meaningfully reduced as a result of the Offer and Merger and such payment. See the Offer to Purchase for additional information regarding whether a payment is substantially disproportionate or results in a meaningful reduction. To calculate whether your proportionate interest in Akcea will be reduced as a result of the Offer and the Merger, you must first calculate your percentage ownership of Akcea common stock immediately prior to the Effective Time (i.e., the total number of shares of Akcea common stock that you will own immediately prior to the Effective Time, divided by the approximate total number of shares of Akcea common stock outstanding immediately prior to the Effective Time). It is important to be mindful that certain constructive ownership rules under the Code may attribute ownership of shares of Akcea common stock to you that you do not own directly for purposes of these tests. For example, in applying these tests, if you own Parent stock immediately before the Effective Time, you are treated as owning a proportionate share of the Akcea common stock that is owned by Parent immediately before the Effective Time. Before completing the Certification, you should verify the number of shares of Parent stock and Akcea common stock that you will own immediately prior to the Effective Time.

In the “Prior Interest” paragraph:

•

enter the number of shares of Parent common stock that you will own immediately prior to the Effective Time in the first space provided in Prior Interest (including shares that you are deemed to own under Sections 304 and 318 of the Code (as described below)) (as specified under Certification A2 as “U”); then

•

calculate the number of shares of Akcea common stock you will own by attribution as a result of your ownership of Parent common stock, by dividing such shares of Parent common stock (U) by the approximate total number of shares of Parent common stock outstanding immediately prior to the Effective Time (as specified under Certification A2 as “Z”) and multiplying the result by the total number of shares of Akcea common stock owned by Parent immediately prior to the Effective Time (i.e., 77,094,682), and enter such number of shares (as specified under Certification A2 as “V”) in the second space provided in Prior Interest; then

•

enter the total number of shares of Akcea common stock that you will own immediately prior to the Effective Time, in the third space provided in Prior Interest (including shares that you are deemed to own under Sections 304 and 318 of the Code (as described below), but excluding shares you are deemed to own by attribution as a result of your ownership of Parent common stock (V), computed as described above) (as specified under Certification A2 as “W”); and then

•

calculate your percentage ownership of Akcea common stock immediately prior to the Effective Time, by adding the shares of Akcea common stock you are deemed to own by attribution as a result of your ownership of Parent common stock (V), plus the total number of other shares of Akcea common stock that you will own or be deemed to own immediately prior to the Effective Time (W), and dividing the sum by the approximate total number of shares of Akcea common stock outstanding immediately prior to the Effective Time (as specified under Certification A2 as “X”), and enter this percentage in the final space provided in Prior Interest.

Example Calculation:

50,000 shares of Parent common stock owned by you immediately prior to the Effective Time (U)

139,761,136 approximate shares of Parent common stock outstanding immediately prior to the Effective Time (Z)

This represents (50,000/139,761,136 * 77,094,682) = approximately 27,580.8727 shares of Akcea common stock you are deemed to own by attribution as a result of your ownership of Parent common stock (V)

20,000 shares of Akcea common stock owned by you immediately prior to the Effective Time, including shares that you are deemed to own under Sections 304 and 318 of the Code, excluding the 27,580.8727 (V) shares you are deemed to own by attribution as a result of your ownership of Parent common stock (W)

101,759,772 approximate shares of Akcea common stock outstanding immediately prior to the Effective Time (X)

Your Prior Interest = ((27,580.8727 + 20,000)/101,759,772 * 100) = approximately 0.0468% of the outstanding Akcea common stock

Next, you must calculate your percentage ownership of Parent common stock immediately following the Effective Time (i.e., the number of shares of Parent common stock that you will own immediately following the Effective Time, divided by the approximate total number of shares of Parent common stock outstanding immediately following the Effective Time).

In the “Subsequent Interest” paragraph:

•

enter the number of shares of Parent common stock that you will own immediately following the Effective Time in the first space provided in Subsequent Interest (including shares that you acquire or sell in connection with the Offer or the Merger and shares that you are deemed to own under Sections 304 and 318 of the Code (as described below)) (as specified under Certification A2 as “Y”), and then

•

calculate your percentage ownership of Parent common stock immediately following the Effective Time, based on the approximate number of shares of Parent common stock outstanding immediately following the Effective Time (as specified under Certification A2 as “Z”), and enter this percentage in the second space.

Example Calculation:

50,000 shares of Parent common stock owned by you immediately following the Effective Time (Y)

139,761,136 approximate shares of Parent common stock outstanding immediately following the Effective Time (Z)

Your Subsequent Interest = (50,000/139,761,136 * 100) = approximately 0.0358% of the outstanding Parent common stock

The approximate number of shares of Akcea common stock that will be outstanding immediately prior to the Effective Time (X) and the approximate number of shares of Parent common stock that will be outstanding immediately prior to and immediately following the Effective Time (Z) are approximations of the actual numbers of shares of Akcea common stock and Parent common stock expected to be outstanding at such times. The actual number of shares of Akcea common stock that will be outstanding immediately prior to the Effective Time and the actual number of shares of Parent common stock that will be outstanding immediately prior to and immediately following the Effective Time may differ from the approximations used for purposes of this Certification. You should consult your tax advisor regarding the impact to you of any such differences.

Percentages should be rounded to an appropriate number of decimal places to indicate that your Subsequent Interest is smaller than your Prior Interest. Please note that if it cannot be determined that either (1) such payment was substantially disproportionate with respect to you, or (2) your proportionate interest in Parent was meaningfully reduced as a result of the payment (as reflected in the comparison of your Prior Interest with your Subsequent Interest), then Parent and the Depository will treat your Cash Consideration generally as a distribution to which Section 301 of the Code applies, not as a payment in exchange for Akcea common stock, and in the case of a Non-U.S. Holder, this amount may be subject to U.S. withholding tax.

In lieu of these calculations, you may be able to certify that Cash Consideration paid to you should be treated for U.S. federal income tax purposes as a payment in exchange for your Shares by checking Certification A1. To qualify for this option, you must be able to certify that you (i) will not be a beneficial owner of Parent stock immediately prior to the Effective Time, (ii) will not acquire any Parent stock in connection with the Offer or the Merger, and (iii) will not be deemed to own Parent stock through attribution from another person (or as a result of owning options) immediately prior to, during, or immediately following the Offer or the Merger.

You should consult your tax advisor regarding the standard for determining whether such payment was substantially disproportionate with respect to you or your proportionate interest in Parent was meaningfully reduced as a result of the payment. The preamble to proposed U.S. Treasury Regulation Section 1.1441-3I states that “[i]f after the transaction the [minority] shareholder’s percentage ownership is less than it was before the transaction, the shareholder generally has experienced a ‘meaningful reduction’ in the shareholder’s proportionate interest in the corporation.”

Certification B: Distribution to which Section 301 of the Code Applies

If you do not qualify for Certification A, please check the box for Certification B to indicate that your Cash Consideration should be treated as a distribution to which Section 301 of the Code applies.

Determining Number of Shares Owned

When determining the number of shares of stock that you own for purposes of Certification A1 or A2, you must include all shares that you hold directly or indirectly through a financial institution or otherwise, as well as all shares that you are deemed to own through the operation of various attribution rules under Sections 304 and 318 of the Code (including by attribution through ownership of Parent stock), and account for any shares that you acquire or sell immediately prior to, at, or immediately following, the Effective Time of the Offer or the Merger. You should consult your tax advisor for more information regarding the attribution rules. In general, however, the following attribution rules apply:

1.

A person is deemed to own shares owned (directly or indirectly) by the person’s spouse (other than a spouse who is legally separated from the person under a decree of divorce or separate maintenance), children (including adopted children), grandchildren and parents.

2.

A person is deemed to own shares owned (directly or indirectly) by a partnership or estate of which the person is a partner or beneficiary, in proportion to the person’s interest in the partnership or estate.

3.	A person is deemed to own shares owned (directly or indirectly) by a grantor trust (or portion thereof) of which the person is considered the owner.

4.

A person is deemed to own shares owned (directly or indirectly) by a non-grantor trust of which the person is a beneficiary, in proportion to the person’s actuarial interest in the trust (but not if the trust is an employee benefit trust under Section 401(a) of the Code).

5.

A person might be deemed to own any shares owned (directly or indirectly) by or for a corporation in which the person owns (directly or indirectly) stock, in the proportion that the value of the stock owned by or for the person bears to the value of all the stock of the corporation.

6.	A partnership or estate is deemed to own any shares owned (directly or indirectly) by or for a partner or beneficiary.

7.

A non-grantor trust (other than an employee benefit trust under Section 401(a) of the Code) is deemed to own any shares owned (directly or indirectly) by or for a beneficiary, unless the beneficiary’s interest is a remote contingent interest. A contingent interest of a beneficiary in a trust is considered remote if, under the maximum exercise of discretion by the trustee in favor of such beneficiary, the value of such interest, computed actuarially, is 5 percent or less of the value of the trust property.

8.	A grantor trust is deemed to own shares owned (directly or indirectly) by or for the owner of the trust (or portion thereof).

9.	A corporation might be deemed to own any shares owned (directly or indirectly) by or for a person who owns (directly or indirectly) stock of the corporation.

10.	Any person who has an option to acquire shares is deemed to own such shares.

11.	An S corporation generally is treated as a partnership for purposes of the above rules (and any shareholder of the S corporation generally will be treated as a partner of such partnership).

For purposes of applying the above rules, a person generally is considered to actually own any shares that the person is deemed to own under any of the rules. As a consequence, such shares may be further attributed to another person under the rules, subject to the following exceptions:

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Shares constructively owned under the “family” attribution rules of paragraph 1 will not be deemed to be owned by one member of a family in order to attribute ownership to another member of the family.

For example, the shares of a taxpayer’s sister cannot be attributed to the taxpayer through their mother’s constructive ownership of the sister’s shares. However, if shares can be considered owned by a person under both the family rules of paragraph 1 and the option rule of paragraph 10, this exception does not apply.

•

Shares constructively owned by a partnership, estate, trust or corporation under the rules of paragraphs 6-9 will not be deemed to be owned by that entity to make another the constructive owner of the shares under the rules of paragraphs 2-5. For example, the shares held by partner A of a partnership cannot be attributed to partner B through the partnership’s constructive ownership of A’s shares.

As an example to illustrate how certain attribution rules apply, assume you own 100 shares of Akcea common stock directly and Corporation A also owns 100 shares of Akcea common stock. If you own 40 percent of the value of the stock of Corporation A directly, and you are the grantor of a grantor trust that owns another 20 percent of the value of the stock of Corporation A, you are considered to own 60 percent of the value of Corporation A’s stock, as provided in paragraph 3 above. You are therefore considered to own 160 shares of Akcea common stock—the 100 shares you actually own and 60 percent of the shares owned by Corporation A, as provided in paragraph 5 above. In addition, Corporation A is considered to own 200 shares of Akcea common stock—the 100 shares that it actually owns and all of the 100 shares you own directly, as provided in paragraph 9 above.

Signature, Date and Capacity

Please sign and date the Certification, and state the capacity in which you are signing.

Procedures Applicable to Non-U.S. Holders

If you are a Non-U.S. Holder and you indicate on your Certification that your Cash Consideration should be treated as a payment in exchange for Akcea common stock (by selecting Certification A1 or A2) and Parent agrees (or if Parent otherwise makes this determination), then the Depository generally will pay all of your Cash Consideration to you (subject to the application of the backup withholding rules) and report your Cash Consideration as a payment in exchange for Akcea common stock.

If you are a Non-U.S. Holder and you indicate on your Certification that your Cash Consideration should be treated as a distribution to which Section 301 of the Code applies (by selecting Certification B) and Parent agrees (or if Parent otherwise makes this determination), then the Depository generally will withhold 30% (or such lower rate as may be specified by an applicable income tax treaty) of any Cash Consideration payable to you and remit the withheld portion of your Cash Consideration to the IRS and report the amount as a dividend for U.S. federal information reporting purposes.

If you are a Non-U.S. Holder and you fail to timely provide a Certification to the Depository, the Depository generally will withhold 30% (or such lower rate as may be specified by an applicable income tax treaty) of any Cash Consideration payable to you and remit the withheld portion of your Cash Consideration to the IRS and report the amount as a dividend for U.S. federal information reporting purposes.

You may be entitled to a refund from the IRS of all or a portion of the withheld amount by timely filing for a refund with the IRS.

The information reporting and withholding procedures may be different for any shares of Akcea common stock held in “street name” through your bank, broker or other nominee. You should consult your bank, broker or other nominee to find out if similar information reporting and withholding procedures will be implemented for any shares of Akcea common stock held in street name.

The Depository for the Offer to Purchase is:

If delivering by hand, express mail, courier,

or other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITORY.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent at its telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, New Jersey 07003

(833) 934-2735